Exhibit 99.1

Contacts:
GendeLLindheim BioCom Partners
Investors	Media
info@peregrineinc.com	Barbara Lindheim
(800) 987-8256	(212) 918-4650

PEREGRINE PHARMACEUTICALS RECEIVES DEFICIENCY NOTICE FROM NASDAQ
REGARDING MINIMUM BID PRICE RULE

--Listed Companies Are Afforded Up To 360 Days to Regain Compliance with
Minimum Bid Price Rule Under Nasdaq Marketplace Rules--

TUSTIN, Calif., July 25, 2007 — Peregrine Pharmaceuticals, Inc. (Nasdaq: PPHM), a clinical stage biopharmaceutical company developing monoclonal antibodies for the treatment of cancer and hepatitis C virus (HCV) infection, today announced that it has been notified by The Nasdaq Stock Market that for the past 30 business days the company has not met the $1.00 minimum closing bid price requirement as set forth in Marketplace Rule 4310(c)(4). According to the Nasdaq notice, Peregrine will be automatically afforded an initial 180 calendar days, or until January 22, 2008, to regain compliance with this requirement. To regain compliance, the closing bid price of Peregrine’s common stock must meet or exceed $1.00 per share for 10 consecutive business days. This notification has no effect on the Nasdaq listing or trading of the company's common stock.

According to Nasdaq market regulations, companies are eligible for an additional 180-day period to regain compliance provided that on the 180th day of the first compliance period, the company demonstrates that it meets the criteria for initial listing set forth in Rule 4310(c), except for the minimum bid price requirement. Peregrine currently meets all other listing requirements set forth in Rule 4310(c).

“We have made significant progress in our clinical programs in recent months, yet this progress has not yet been reflected in our share price,” said Steven W. King, president and CEO of Peregrine. “We believe that in every other respect Peregrine’s future prospects have never been brighter, and we intend to use the proceeds of our recent financing to pursue our three major clinical programs aggressively. These include plans for multiple Phase II studies with bavituximab for the treatment of various solid tumors, our ongoing Phase II Cotara® study for the treatment of brain cancer, and the ongoing hepatitis C virus program in patients co-infected with HIV. We believe that continued progress in these efficacy studies has the potential to create significant shareholder value going forward.”

If Peregrine does not regain compliance during the initial or the potential additional compliance period, Nasdaq would provide written notice to the company that its common stock would be de-listed.

About Peregrine Pharmaceuticals
Peregrine Pharmaceuticals, Inc., is a biopharmaceutical company with a portfolio of innovative product candidates in clinical trials for the treatment of cancer and hepatitis C virus (HCV) infection. The company is pursuing three separate clinical programs in cancer and HCV infection in the U.S. and India with its lead product candidates bavituximab and Cotara®. Peregrine also has in-house manufacturing capabilities through its wholly owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and bio-manufacturing services for both Peregrine and outside customers. Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the Company will not be able to regain compliance with the Nasdaq minimum bid requirement and the uncertainty as to whether its stock will continue to trade on the Nasdaq Capital Market. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the Company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended April 30, 2007. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.